EXHIBIT 99.1


                                                             November 11, 2004






AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

Attention:        Kevin M. Connor

                  Re: Agreement and Plan of Merger by and among Marquee Holdings Inc., Marquee Inc. and AMC Entertainment Inc. (the "Company"), dated as of July 22, 2004 (the "Merger Agreement")

Gentlemen:

         Marquee Holdings Inc. hereby waives the Company's compliance with
Section 6.4(a)(C) of the Merger Agreement with respect to any bona fide unsolicited written Acquisition Proposal (as defined in the Merger Agreement) made at any time (i) after the execution by all parties of that certain Memorandum of Understanding with respect to the consolidated action now pending in the Circuit Court of Jackson County, Missouri in Kansas City and to the parallel Delaware action pending in Delaware Chancery Court each filed in connection with the Merger Agreement and (ii) prior to obtaining Company Stockholder Approval (as defined in the Merger Agreement). Except as expressly waived hereby, the Merger Agreement, including, without limitation, Section 6.4, shall continue in full force and effect in accordance with its terms.

                                             Sincerely yours,


                                             Marquee Holdings Inc.


                                             By: /s/ Aaron J. Stone
                                                 -------------------------------
                                                  Name:  Aaron J. Stone
                                                  Title:     Vice President


                                             By: /s/ Mathew Lori
                                                 -------------------------------
                                                  Name: Mathew Lori
                                                  Title:   President


cc:      Eileen T. Nugent
         Howard L. Ellin